UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2013

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31A Leningradsky Prospekt
125284 Moscow, Russia

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dimitry Afanasiev, a member of the Board of Directors (the “Board”) of CTC Media, Inc. (the “Company”), tendered his resignation from the Board on January 16, 2013, effective upon the appointment of his successor. The Board has appointed Timur Weinstein as a Class II director to fill the vacancy created by the resignation of Mr. Afanasiev, and to serve out the remainder of his term ending at the Annual Meeting of Stockholders in 2014.

In accordance with the terms and conditions of a stockholders’ agreement (the “Stockholders’ Agreement”) dated May 20, 2011, by and among the Company, MTG Russia AB, a wholly owned subsidiary of Modern Times Group MTG AB (“MTG Russia”), and Telcrest Investments Limited, an affiliate of Bank ROSSIYA (“Telcrest”), three of the Company’s directors, including one of its Co-Chairmen, are currently designated by MTG Russia, and three of the Company’s directors, including one of its Co-Chairmen, are designated by Telcrest. MTG Russia and Telcrest, the Company’s principal stockholders, have the exclusive right to appoint and remove their respective designees, as well as the exclusive right to fill vacancies created by the resignation of one of their respective designees. Mr. Afanasiev was previously designated to serve on the Board by Telcrest, and Mr. Weinstein has been designated by Telcrest as Mr. Afanasiev’s replacement as a Class II director.  Mr. Weinstein will be entitled to cash compensation for his services on the Board under the Company’s director compensation policies.

Biographical details of Mr. Weinstein are provided below.

Class II Director Designee:

Timur Weinstein.  Mr. Weinstein, 38, is a shareholder and chairman of the board of directors of WeiT Media, a production company he founded in 2009. WeiT Media became strategic partners with Endemol, an international television production and distribution company, in 2010. Endemol now owns 51% of WeiT Media. Mr. Weinstein has been a producer and director of the National Cinema Award ceremony “Nika” since 2000, and a producer and director of the National Sport Award ceremony “Slava” since 2003. Between 2000 and 2006 Mr. Weinstein was a shareholder and general producer of Lean-M Company, one of Russia’s top production companies, which he founded. Sony Pictures Television International (SPTI) acquired a controlling share of Lean-M Company in 2006, the first joint venture between a major international television company and a Russian production company. SPTI purchased Mr. Weinstein’s share of Lean-M Company in 2009. Mr. Weinstein graduated from Azerbaijan State Medical University in 1996 with a degree in psychiatry and from the Russian Institute of TV Workers in 1997 with a degree in TV directing. He is a member of the Russian Academy of Television, the Russian Academy of Cinematographic Art, and the Russian Producers Association. We believe Mr. Weinstein’s qualifications to sit on our Board of Directors include his extensive experience in the media and television industries, including his leadership and experience in television production in Russia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: January 22, 2013	By:	/s/ Boris Podolsky
		Name:	Boris Podolsky
		Title:	Chief Executive Officer